EXHIBIT 10.3

EXHIBIT B
FORM OF
SECOND SUPPLEMENTAL INDENTURE

EXHIBIT 10.3

FORD MOTOR COMPANY

AND

THE BANK OF NEW YORK

as Trustee

______________

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 1, 2008

______________

Creating a Series of Securities Designated
5.75% Senior Convertible Notes due 2013

SECOND SUPPLEMENTAL INDENTURE, dated as of January 1, 2008, between FORD MOTOR COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK (as successor trustee to JPMorgan Chase Bank), a corporation duly organized and existing under the laws of the State of New York, as trustee (hereinafter sometimes called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of January 30, 2002 (such indenture is hereinafter called the “Indenture”), providing for the issuance from time to time of unsecured and senior or subordinated debentures, notes or other evidences of indebtedness, which may be convertible into or exchangeable for any securities of any person (including the Company), to be issued in one or more series by the Company (the “Securities”);

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities known as its 5.75% Senior Convertible Notes due 2013 (the “Notes”) to be issued under the Indenture initially in an aggregate principal amount of up to $3,334,000,000, which may be authenticated and delivered as provided in the Indenture;

WHEREAS, the Company desires to supplement the provisions of the Indenture to provide for the issuance of the Notes under the terms of the Indenture as supplemented hereby;

WHEREAS, Section 9.01 of the Indenture expressly permits the Company and the Trustee to enter into one or more indentures supplemental thereto for the purpose of establishing the form or terms of Notes to be issued under the Indenture without the consent of the Holders of any Outstanding Securities;

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee the Second Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make the Second Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE ONE
Definitions

Section 1.01    All terms contained in the Second Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.  In the event of any inconsistency between the Indenture and the Second Supplemental Indenture, the Second Supplemental Indenture shall govern. The words “herein,” “hereof,” “hereunder,” and words of similar import shall refer to the Second Supplemental Indenture.

Section 1.02.   Solely with respect to the Notes, the following definitions shall be added to Section 1.01 of the Indenture and replace any existing definitions (as applicable) in the Indenture, each in appropriate alphabetical order. Unless the context otherwise requires, the following terms shall have the following meanings:

“Adjustment Event” has the meaning set forth in Section 6.08 (n) of the Second Supplemental Indenture.

“Applicable Price” means, in connection with a Designated Event, (1) if the consideration paid to holders of Common Stock in connection with such transaction consists exclusively of Cash, the amount of such Cash per share of Common Stock, and (2) in all other cases, the average of the Closing Sale Prices of Common Stock for the five consecutive Trading Days immediately preceding the Effective Date of such Designated Event.

“Applicable Settlement Value” means, with respect to shares of Common Stock (as subdivided, combined or reclassified), the greater of (1) the average of the Closing Sale Prices per share of such Common Stock for the five consecutive Trading Days immediately preceding the Purchase Date multiplied by 99% or (2) $5.33 per share of such Common Stock (subject to adjustment on any date on which the Conversion Rate of the Notes is adjusted. The adjusted amount shall equal the amount immediately prior to such adjustment multiplied by a fraction the numerator of which is the Conversion Rate in effect immediately prior to such adjustment and the denominator of which is the Conversion Rate immediately following such adjustment.)  In the case of a Designated Event in which the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive other securities, the “Applicable Settlement Value” per security or per other unit shall be calculated as follows:

(i)           for securities that are traded on a U.S. national securities exchange, the average of the Closing Sale Prices per security of such securities for the five consecutive Trading Days immediately preceding the Purchase Date, or

(ii)           for other consideration that Holders will have the right to receive, the value per security or per other unit determined by the Company’s Board of Directors in good faith.

“Business Day” means any day other than a Saturday or Sunday or other than a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Change in Control” means either of the following:

(i)           more than 50% of the voting power of the Company’s Voting Stock being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)); or

(ii)   Continuing Directors cease to constitute at least a majority of the Company’s Board of Directors.

“Close of Business” means 5:00 p.m. New York City time.

“Closing Sale Price” means, as of any date, the last reported per share sales price of a share of Common Stock or any other security on such date (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on The New York Stock Exchange, or if the Common Stock or such other security is not listed on The New York Stock Exchange, as reported by the principal U.S. national or regional exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price.

If during a period applicable for calculating Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Conversion Rate pursuant to Section 6.08 of the Second Supplemental Indenture, Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, or such other capital stock into which the Company’s common stock is reclassified or changed.  For the avoidance of doubt, the term “Common Stock” shall not include the Class B Stock, par value $0.01 per share, of the Company.

“Continuing Director” means at any date, an individual (a) who is a member of the Board of Directors of the Company on the date of the Second Supplemental Indenture, (b) who has been elected as a member of the Board of Directors with a majority of the total votes of Permitted Holders that were cast in such election voted in favor of such member or (c) who has been nominated to be a member of the Board of Directors by a majority of the other Continuing Directors then in office.

“Conversion Agent” means initially the Trustee or such other office or agency subsequently designated by the Company where Notes may be presented for conversion.

“Conversion Date” has the meaning set forth in Section 6.02(a) of the Second Supplemental Indenture.

“Conversion Notice” has the meaning set forth in Section 6.02(a) of the Second Supplemental Indenture.

“Conversion Obligation” has the meaning set forth in Section 6.03(a) of the Second Supplemental Indenture.

 “Conversion Price” means at any time an amount equal to $1,000 principal amount of Notes divided by the then current Conversion Rate.

“Conversion Rate” has the meaning set forth in Section 6.01(e) of the Second Supplemental Indenture.

“Credit Agreement” means that certain Credit Agreement dated as of December 15, 2006 among the Company, the Subsidiary Borrowers from time to time parties thereto, the banks and other financial institutions or other entities from time to time parties thereto (the "Lenders"), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.

 “Current Market Price” means the average of the Closing Sale Prices of the Common Stock for each of the 10 consecutive Trading Days ending on the earlier of the date in question and the day before the Ex-Date with respect to the issuance or distribution requiring such computation.

“Designated Event” means any of the following:

(i)           more than 50% of the voting power of the Company’s Voting Stock being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company (within the meaning of Section 13(d)(3) of the Exchange Act);

(ii)           more than 50% of the voting power of the Company’s Voting Stock being held by a Person or Persons who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company (within the meaning of Section 13(d)(3) of the Exchange Act), where such Person or Persons are Permitted Holders, resulting in the Common Stock (or other securities or property into which the Notes are then convertible) no longer being listed or approved for trading on The New York Stock Exchange or listed or approved for trading or quoted on the NASDAQ Global Market or on any other U.S. national securities exchange or other similar market; or

(iii)           the Company consolidates or merges with or into another Person (other than a subsidiary of the Company), or conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person (other than a subsidiary of the Company), or any Person (other than a subsidiary of the Company) merges into or consolidates with the Company, and the Company’s outstanding Common Stock is reclassified into, converted for or converted into the right to receive any property or security, provided that no such transaction shall constitute a Designated Event if Persons that beneficially own (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions) Common Stock immediately prior to the transaction beneficially own, directly or indirectly, common stock representing at least a majority of the voting power of all the common stock of the surviving Person after the transaction in substantially the same proportion as their voting power immediately prior to the transaction.

“Determination Date” has the meaning set forth in Section 6.08 (n) of the Second Supplemental Indenture.

 “Effective Date” has the meaning set forth in Section 6.07(a) of the Second Supplemental Indenture.

“Existing Debt Securities” means the senior unsecured notes of the Company issued pursuant to the Existing Debt Indentures.

“Existing Debt Indentures” means collectively, (a) the indenture dated as of February 15, 1992 between the Company and The Bank of New York, as trustee and (b) the Indenture, as amended.

“Ex-Date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend,  issuance or distribution.

“Ex-distribution trading” means, in connection with any dividend, issuance or distribution, the first date on which the shares of Common Stock begin trading on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Expiration Date” has the meaning set forth in Section 6.08 (a)(5) of the Second Supplemental Indenture.

“Expiration Time” has the meaning set forth in Section 6.08 (a)(5) of the Second Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Section 2.01 (4) of the Second Supplemental Indenture.

“Legend” has the meaning set forth in Section 2.03 (a) of the Second Supplemental Indenture.

 “Make-Whole Shares” has the meaning set forth in Section 6.07(a) of the Second Supplemental Indenture.

“NASDAQ Global Market” means collectively the NASDAQ Global Select Market and the NASDAQ Global Market.

“Permitted Holders” means holders of the Company’s Class B Stock on the date of the Second Supplemental Indenture and such other holders of such Class B Stock from time to time; provided that any such holder satisfies the qualification set forth in clauses (i) through (vii) of subsection 2.2 of Article Fourth of the Company’s restated certificate of incorporation as in effect on the date of the Second Supplemental Indenture.

 “Purchase Date” has the meaning set forth in Section 5.01(a) of the Second Supplemental Indenture.

“Purchased Shares” has the meaning set forth in Section 6.08 (a)(5) of the Second Supplemental Indenture.

“Purchase Notice” has the meaning set forth in Section 5.01(c) of the Second Supplemental Indenture.

“Purchase Price” has the meaning set forth in Section 5.01(a) of the Second Supplemental Indenture.

“Record Date” means, for purposes of Section 6.08 of the Second Supplemental Indenture, with respect to (a) any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise) or (b) any subdivision or combination, the Business Day immediately preceding the effective date of such subdivision or combination.

“Reference Property” has the meaning set forth in Section 6.09 of the Second Supplemental Indenture.

“Regular Record Date” has the meaning set forth in Section 2.01 (4) of the Second Supplemental Indenture.

“Securities Act” has the meaning set forth in Section 2.01 (12)(a) of the Second Supplemental Indenture.

“Second Supplemental Indenture” means the Second Supplemental Indenture, dated as of January 1, 2008, to the Indenture.

“Settlement Agreement” means the Settlement Agreement, dated March 28, 2008, as amended, supplemented, replaced or otherwise altered from time to time, between the Company, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and certain class representatives, on behalf of the class of plaintiffs in (1) the class action of Int’l Union, UAW, et al. v. Ford Motor Company, Civil Action No. 07-14845 (E.D. Mich. filed Nov. 9, 2007) and/or (2) the class action of Int’l Union, UAW, et al. v. Ford Motor Company, Civil Action No. 05-74730, (E.D. Mich. July 13, 2006, aff’d) 497 F.3d 615 (6th Cir. 2007).

“Trading Day” means (x) if the applicable security is listed on The New York Stock Exchange, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the American Stock Exchange, The NASDAQ Global Market or another national securities exchange or market, a day on which the American Stock Exchange, The NASDAQ Global Market or such other national securities exchange or market is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Voting Stock” means Capital Stock having the right to vote for the election of directors under ordinary circumstances.

Section 1.03.   Applicability. The provisions contained in the Second Supplemental Indenture shall apply only to the Notes and not to any other series of Securities issued under the Indenture and any covenants provided herein are solely for the benefit of the Notes and not for the benefit of any other series of Securities issued under the Indenture.

ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Terms.

Pursuant to Section 3.01 of the Indenture, the terms of the Notes shall be as follows:

(1)           The Notes shall be senior in rank, and the title of the Notes is “5.75% Senior Convertible Notes due 2013.”

(2)           The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $3,334,000,000, except for Notes authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Notes pursuant to this Second Supplemental Indenture.

(3)           The principal amount of the Notes shall be due and payable on January 1, 2013.

(4)           Interest on the Notes will accrue at the rate of 5.75% per annum, from January 1, 2008 until the principal thereof is paid or made available for payment.  Interest shall be payable on January 1 and July 1 of each year (each, an “Interest Payment Date”), commencing July 1, 2008, to the Persons in whose name the Notes are registered at the Close of Business on the December 15 or June 15, whether or not a Business Day, immediately preceding the relevant Interest Payment Date (each, a “Regular Record Date”).  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  If interest or principal is payable on a day that is not a Business Day, the Company shall make the payment on the next Business Day, and no interest will accrue as a result of the delay in payment.

(5)           The principal of and interest, if any, on the Notes shall be payable at the Corporate Trust Office of the Trustee.

(6)           Prior to January 1, 2011, the Notes are not redeemable at the option of the Company.  Starting on January 1, 2011 and on any Business Day thereafter, in accordance with the Indenture, including, without limitation, Article Eleven of the Indenture, and the Second Supplemental Indenture, the Company may redeem all or any portion of the Notes, for Cash, at once or from time to time, upon at least 30 and not more than 60 days’ notice, which shall be an irrevocable notice, at a redemption price equal to (x) 100% of the principal amount to be redeemed, together with accrued and unpaid interest thereon, up to, but not including, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) and (y) the Make-whole Redemption Payment, if any, payable in accordance with Section 4.02.

(7)           (a) Subject to the terms and conditions of the Indenture and the Second Supplemental Indenture, including, without limitation, Article Five of the Second Supplemental Indenture, Holders shall have the right to require the Company to repurchase any outstanding Notes for shares of Common Stock (or such other consideration into which the shares of Common Stock have been converted or exchanged in connection with such Designated Event) upon a Designated Event.

(b) Subject to the terms and conditions of the Indenture and the Second Supplemental Indenture, including, without limitation, Article Five of the Second Supplemental Indenture, Holders shall have the right to require the Company to repurchase for Cash any outstanding Notes upon a Change in Control.

(8)           The Notes are not entitled to any sinking fund or analogous reserve.

(9)           The Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

(10)           The Securities Registrar, authenticating agent, Conversion Agent and Paying Agent for the Notes shall initially be the Trustee.

(11)           Payments of principal and interest on the Notes shall be made in cash.

(12)           (a)           The Notes will be initially issued in physical definitive form and represented by a single registered Note substantially in the form attached hereto as Exhibit A, delivered to Ford – UAW Holdings LLC.  Except as provided below, the Notes are issuable only in definitive registered form without coupons in denominations of $1,000 and any integral multiple thereof.  Subject to certain limitations set forth in this Second Supplemental Indenture, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.  In the event that a registration statement is filed with the Commission registering the Securities under the Securities Act of 1933, as amended (the "Securities Act"), or at any other time selected by the Company, the Notes in certificated form may be presented to the Trustee by the Holders of the Notes in exchange for one or more Global Securities in an aggregate principal amount up to the aggregate principal amount of all outstanding Notes, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depository.  The Company upon any such presentation shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture.

(b)           In the event that the Notes in definitive registered form have been exchanged for one or more Global Securities as provided in the preceding paragraph, upon the occurrence of an event described in Section 2.05(c) of the Indenture, the Holder of such Global Security shall surrender such Global Security to the Trustee for cancellation whereupon, in accordance with said Section 2.05(c), the Company will execute and the Trustee will authenticate and deliver Notes in definitive registered form without coupons, in denominations of $1,000 and any integral multiple thereof, and in an aggregate principal amount equal to the aggregate principal amount of such Global Security in exchange for such Global Security.

(c)           Notwithstanding any other provision of the Indenture or this  Second Supplemental Indenture, so long as the Notes are in the form of Global Securities, the parties to the Indenture and the Second Supplemental Indenture and the Holders of such Securities shall be bound at all times by the applicable procedures of the Depository.

(13)           The Notes shall be convertible at the option of the Holders in accordance with the terms and conditions set forth in Article Six of the Second Supplemental Indenture.

Section 2.02.   The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A to the Second Supplemental Indenture.  The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Second Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of the Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03.  Restrictive Legends.

(a)           If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends substantially in the form of that set forth on the form of Note attached hereto as Exhibit A setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Security Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Security Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act.   Upon (i) provision of such satisfactory evidence or (ii) notification by the Company to the Trustee and Security Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Legend.   If the Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.   Any shares of Common Stock issued upon conversion of Notes that bear the Legend shall bear a restricted legend substantially identical to the Legend unless otherwise required by applicable law.

Nothing in this Second Supplemental Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in the Global Securities) to the Company or any of its subsidiaries.

(b)           Subject to the succeeding paragraph, every Note shall be subject to the restrictions on transfer provided in the Legend including the delivery of a certification or an opinion of counsel as set forth in the Legend, if so requested by the Company or the Security Registrar.  Whenever any Security bearing the Legend is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in the Assignment Form in Exhibit A attached hereto, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer.  The Security Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c)        Beneficial interests in any Global Security bearing the Legend shall be subject to restrictions on transfer comparable to those set forth therein to the extent required by the Securities Act.  Beneficial interests in the Global Security bearing the Legend may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Securities bearing the Legend or Global Securities not bearing the Legend in accordance with the transfer restrictions set forth in the Legend.  To the extent required to comply with the Securities Act and any applicable procedures of the Depository, transfers of an interest in the Global Securities bearing the Legend to Global Securities not bearing the Legend shall be accompanied by a certificate in substantially the form set forth in the Assignment Form in Exhibit A attached hereto.

(d)           The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision).  Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Security Registrar in accordance with the provisions of this Section 2.03 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and the Security Registrar and in form acceptable to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend.  The Company shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act.  The Trustee and the Security Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.  This section 2.03(d) shall not apply to the restrictive legend to be borne by the shares of Common Stock received upon conversion of the Notes as described in Section 6.01(h) of this Second Supplemental Indenture.

(e)           As used in the preceding two paragraphs of this Section 2.03, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

ARTICLE THREE
AMENDMENTS TO INDENTURE SECTIONS

The following amendments to the Indenture shall apply only to the Notes and not to any other series of Securities issued under the Indenture and shall be effective for so long as any Notes remain Outstanding.  The Indenture is amended by the Second Supplemental Indenture solely with respect to the Notes, as follows:

Section 3.01.  Amendments to Article Five.

(a)           Solely with respect to the Notes, Section 5.01 of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“SECTION 5.01.  Events of Default.  “Event of Default”, wherever used in the Indenture or the Second Supplemental Indenture with respect to the Notes, shall mean any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of (or premium, if any, on), Purchase Price or Redemption Price of any Note at Maturity, and continuance of such default for five Business Days; or

(3)           failure by the Company to provide notice of a Change of Control in accordance with the terms of Article Five of the Second Supplemental Indenture; or

(4)           default in the performance, or breach, of any covenant or warranty of the Company in the Indenture or the Second Supplemental Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of Securities other than the Notes), and continuance of such default or breach for a period of 90 days (subject to reduction pursuant to Section 7.03(a) of the Indenture as amended by the Second Supplemental Indenture if the 15-day period referred to therein has been extended as provided therein) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under the National Bankruptcy Act or any other similar Federal or State law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)           the commencement by the Company of a voluntary case or proceeding under the National Bankruptcy Act or any other similar Federal or State law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under the National Bankruptcy Act or any other similar Federal or State law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due; or

(7)           default in the delivery when due of all shares of Common Stock and any Cash payable upon conversion with respect to the Notes, which default continues for 15 days; or

(8)           failure to comply with the Company’s payment obligations under the Settlement Agreement for a period of 15 Business Days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the committee that administers the New VEBA, unless, within such 15 Business Day period, the Company remedies the failure to comply with its payment obligations under the Settlement Agreement by paying the amount then in default plus accrued interest on such amount at the rate of 9% per annum; provided that an Event of Default shall not arise under this clause (8) with respect to any portion of the principal amount of any Notes  that is held or beneficially owned by any Person other than the New VEBA. ”

(b)           Solely with respect to the Notes, Section 5.02 of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default, other than pursuant to Section 5.01(5) and (6) of the Indenture, with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of this series may declare the principal amount of all of the Notes plus accrued and unpaid interest, if any, on the Notes accrued through the date of such declaration to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and accrued interest shall become immediately due and payable. In the case of Events of Default occurring under Sections 5.01(5) and (6) of the Indenture, the principal amount of the Notes plus accrued and unpaid interest, if any, accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made or occurred and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes of this series, by written notice to the Company and the Trustee, may waive all defaults and rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)           all overdue interest on all Notes,

(B)           the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes,

(C)           to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to the date of such payment or deposit at the rate or rates prescribed therefor in the Notes or, if no such rate or rates are so prescribed, at the rate borne by the Notes during the period of such default, and

(D)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2)           all Events of Default with respect to Notes, other than the non-payment of the principal of Notes and accrued interest which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

No such waiver or rescission and annulment shall affect any subsequent default or impair any right consequent thereon.”

Section 3.02.   Amendment to Article Seven.

(a)           Solely with respect to the Notes, Section 7.03(a) of the Indenture shall be amended and restated in its entirety by inserting the following text in lieu thereof:

“(a)           The Company covenants and agrees to furnish to the Trustee copies of the Company’s annual reports on Form 10-K (or any successor form) and the Company’s quarterly reports on Form 10-Q (or any successor form) within 15 days after the Company shall be required to file the same with the Commission; provided that if the Company is not required to file such reports with the Commission, then within 15 days after the Company would be required to file these reports with the Commission if the Company had a security listed on a U.S. national securities exchange.  Such 15-day period shall automatically be extended to the earlier of (a) the date that is five days prior to the date of the occurrence of any event of default (or any comparable term) under any of the Company’s Existing Debt Securities (other than the Notes) as a result of the Company’s failure to provide annual or quarterly financial statements to the extent required under the related indenture and (b) in the case of audited annual financial statements, within 240 days after the end of the Company’s fiscal year, and in the case of unaudited quarterly financial statements, within 220 days after the end of the respective quarters for each of the first three quarterly periods of each fiscal year of the Company.  If the period for filing any report is automatically extended for 85 or more days as described above, then the 90 day cure period for the Company’s failure to comply with the Company’s obligation to file such report shall be reduced to 5 days. If, however, in connection with an event of default under the Company’s Existing Debt Securities (other than the Notes), the period for filing such report is automatically extended for less than 85 days, then the number of days in such cure period shall be reduced to equal the number by which 90 exceeds the number of days of such extension.  It is understood and agreed that failure to comply with Section 314(a) of the TIA (or any successor provision thereto) shall not constitute a default or breach for purposes of Section 5.01(4) of the Indenture as amended by the Second Supplemental Indenture and, therefore, shall not permit Holders of Notes in such case to declare the principal amount of the Notes to be due and payable immediately pursuant to Section 5.02 of the Indenture as amended by the Second Supplemental Indenture.”

Section 3.03.   Amendment to Article Nine.

(a)           Solely with respect to the Notes, Section 9.01(2) of the Indenture shall be amended and restated in its entirety by replacing current clause (2) with the following text:

“(2)           to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company or to make other changes which would not adversely affect the interests of the Holders of the Notes in any material respect; or”

(b)           Solely with respect to the Notes, Section 9.01 of the Indenture shall be amended by deleting the period following clause (10) and replacing it with “; or” and inserting the following:

“(11)  to comply with the rules of any applicable securities depositary; or

 (12)        to add any guarantor with respect to the Notes.”

(c)           Solely with respect to the Notes, Section 9.02 of the Indenture shall be amended by replacing the first paragraph with the following:

“With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of this series, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of each Holder of Outstanding Notes affected thereby:

(i)	change the Stated Maturity of the principal of (or premium, if any, on), or any installment of principal of or interest, if any, on, any Note;

(ii)	reduce the principal amount or premium, if any, payable at Maturity or upon repurchase or redemption of any Note, or reduce the interest rate of any Note;

(iii)	make any change that adversely affects the conversion rights or the Conversion Rate of any Note;

(iv)	make any change that adversely affects the right of a Holder to require the Company to repurchase any Note;

(v)
impair the right of any Holder of Outstanding Notes to convert or receive payment of principal and interest with respect to any Note or the right to institute suit for the enforcement of any payment with respect to, or conversion of, any Note;

(vi)	change the place or currency of payment of principal or interest in respect of any Note;

(vii)	change the amendment provisions which require each Holder’s consent; or

(viii)	reduce the aforesaid percentage in principal amount of the Notes required for any such supplemental indenture.

ARTICLE FOUR
REDEMPTION AT THE OPTION OF THE COMPANY

Section 4.01.  Redemption at the Option of the Company.  Prior to January 1, 2011, the Notes are not redeemable at the option of the Company.  Starting on January 1, 2011 and on any Business Day thereafter, in accordance with the Indenture, including, without limitation, Article Eleven of the Indenture, and the Second Supplemental Indenture, the Company may redeem all or any portion of the Notes, for Cash, at once or from time to time, upon at least 30 and not more than 60 days’ notice, which shall be an irrevocable notice, at a redemption price equal to 100% of the principal amount to be redeemed, together with (i) accrued and unpaid interest thereon, up to, but not including, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), and (ii) the Make-whole Redemption Payment, if any, payable in accordance with Section 4.02.

Section 4.02.  Make-Whole Redemption Payment upon Redemption.  Subject to the terms and conditions of this Section 4.02, if the Company redeems all or a portion of the Notes, the Company shall pay to the Holder of such Notes so redeemed the Make-whole Redemption Payment as described below.  The Make-whole Redemption Payment shall be an amount in cash equal to the present value, discounted at 9%, to the Redemption Date of the Remaining Cash Flow Payments (as defined below) due on the portion of the Notes redeemed.  The "Remaining Cash Flow Payments" means an amount equal to the excess, if any, of (i) the aggregate of the interest payments that would have been payable on the portion of the Notes redeemed (if such portion of the Notes had not been redeemed) to January 1, 2013 over (ii) the aggregate dividend payments (determined based on the annual dividend rate in effect at the Redemption Date, if any) that would have been paid during such period from the Redemption Date to January 1, 2013 on the number of shares of Common Stock into which the portion of the Notes to be redeemed is convertible at the Conversion Rate in effect on the Redemption Date.

Notwithstanding the foregoing, the Company shall not be required to make any Make-whole Redemption Payment if on the Redemption Date the average of the Closing Sale Price of Common Stock for the five consecutive Trading Days immediately preceding but not including such Redemption Date is equal to or greater than the Measurement Price set forth in the table below (as adjusted as described below):

Redemption Date	Measurement Price
January 1, 2011	$16.19
January 1, 2012	$17.17
January 1, 2013	$18.26

If the actual Redemption Date is between two Redemption Dates in the table above, then the applicable Measurement Price for determining whether the Company must make a Make-whole Redemption Payment shall be determined by a straight-line interpolation between the Measurement Price set forth for the Redemption Date referenced above next preceding the actual Redemption Date and the Measurement Price set forth above for the Redemption Date next succeeding the actual Redemption Date, based on a 365-day year.

The Measurement Prices set forth in the table above shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted.  The adjusted Measurement Prices will equal the Measurement Price set forth in the table multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Measurement Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

The Company shall be responsible for making all calculations or determinations regarding the Make-whole Redemption Payment, including, but not limited to, whether or not such payment shall be made and the amount of any such payment.  The Trustee shall have no duty or obligation to calculate, verify or confirm any of the calculations or determinations made by the Company under this Article IV.

ARTICLE FIVE
OFFER TO REPURCHASE UPON A DESIGNATED EVENT OR CHANGE IN CONTROL

Section 5.01. Offer to Repurchase Upon a Designated Event or Change in Control.

(a)           If there shall have occurred a Designated Event or Change in Control, each Holder shall have the right, at such Holder’s option, to require the Company to purchase all or any portion of such Holder’s Notes not previously repurchased or called for redemption in integral multiples of $1,000 principal amount on a date selected by the Company as specified below (the “Purchase Date”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but not including, the Purchase Date (the “Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 5.01(c) of the Second Supplemental Indenture; provided that if the Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to such Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date.  With respect to any event that is a Change in Control, the Company shall pay the Purchase Price in Cash.  With respect to any Designated Event that is not a Change in Control, the Company shall pay the Purchase Price in shares of Common Stock (or such other consideration into which the shares of Common Stock have been converted or exchanged in connection with such Designated Event) as provided in Section 5.03(b) of the Second Supplemental Indenture below.

Notwithstanding the foregoing, Holders will not have the right to require the Company to repurchase the Notes in connection with a Designated Event or Change in Control, and the Company shall not be required to deliver a notice of such Designated Event or Change in Control incidental thereto, if:

(i)           the Closing Sale Price of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change in Control or Designated Event or the public announcement thereof, in the case of an acquisition of Capital Stock or resulting from a change in Continuing Directors, or the period of ten consecutive Trading Days ending immediately before the Change in Control or Designated Event, in the case of a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Notes in effect on each of those five Trading Days; or

(ii)           at least 90% of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a transaction otherwise constituting a Change in Control or Designated Event consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange, or will be so traded immediately following such transaction, and as a result of such transaction the Notes become convertible solely into such consideration.

(b)           Within 30 days after the occurrence of a Designated Event or Change in Control, the Company shall mail a written notice of such Designated Event or Change in Control, as the case may be, by first-class mail to the Trustee and to each Holder at its address shown in the Security Register (and to beneficial owners as required by applicable law). The notice shall include a form of Purchase Notice to be completed by the Holder and shall state:

(i)           briefly, the events causing, and the effective date of, such Designated Event or Change in Control, as the case may be, giving rise to the purchase right at the option of the Holder;

(ii)           the date by which the Purchase Notice pursuant to this Section 5.01 must be given;

(iii)           the Purchase Price, and that the Purchase Price will be paid in Cash, in the case of a Change in Control, or shares of Common Stock (or such other consideration into which the shares of Common Stock have been converted or exchanged in connection with such Designated Event) in the case of a Designated Event that is not a Change in Control;

(iv)           the Purchase Date, which date shall be the 30th Business Day after the date of such notice;

(v)           the name and address of the Paying Agent and the Conversion Agent;

(vi)           the then-current Conversion Rate and any adjustments thereto;

(vii)           that Notes with respect to which a Purchase Notice has been given by the Holder may not be converted pursuant to Article 5 of the Second Supplemental Indenture;

(viii)         briefly, the procedures a Holder must follow to exercise its rights under this Section 5.01;

(ix)           that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price;

(x)           that the Purchase Price for any Note as to which a Purchase Notice has been duly given, will be paid on or prior to the first Business Day following the later of the Purchase Date and the time of surrender of such Note;

(xi)           that, unless the Company defaults in making payment of such Purchase Price and interest due, if any, interest on Notes surrendered for purchase will cease to accrue on and after the Purchase Date; and

(xii)           the CUSIP number of the Notes, if any.

(c)           A Holder may exercise its rights specified in Section 5.01(a) of the Second Supplemental Indenture by delivery of an irrevocable written notice of purchase (a “Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Purchase Date, stating:

(i)           the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant Depository procedures if the Notes are not certificated;

(ii)           the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii)           that such Note shall be purchased pursuant to the terms and conditions specified in Article 5 of the Second Supplemental Indenture.

The delivery of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 5.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture and the Second Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 shall be consummated by the delivery of the consideration to be received by the Holder on or prior to the first Business Day following the later of the Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 5.01.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice.

Section 5.02. Effect of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice specified in Section 5.01(c) of the Second Supplemental Indenture, the Holder of the Note in respect of which such Purchase Notice was given shall thereafter be entitled to receive solely the Purchase Price with respect to such Note. Such Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the first Business Day following the later of (x) the Purchase Date with respect to such Note (provided the conditions in Section 5.01(c) of the Second Supplemental Indenture have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 5.01(c) of the Second Supplemental Indenture. Notes in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 5 of the Second Supplemental Indenture on or after the date of the delivery of such Purchase Notice.

Section 5.03. Deposit of Purchase Price. (a) Prior to 11:00 a.m. (New York City time) on or prior to the first Business Day following the Purchase Date in connection with a Change in Control, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03 of the Indenture) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all the Notes or portions thereof which are to be purchased as of the Purchase Date.

If the Trustee or the Paying Agent holds money sufficient to pay the Purchase Price of a Note on the first Business Day following the Purchase Date in accordance with the terms hereof, then, immediately after the Purchase Date, the Note to be repurchased will cease to be outstanding, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the Holder shall terminate, other than the right to receive the Purchase Price upon delivery of the Note.

(b)           Prior to 11:00 a.m. (New York City time) on or prior to the first Business Day following the Purchase Date in connection with a Designated Event that is not a Change in Control, the Company shall deposit with the Trustee or with the Paying Agent a number of shares of Common Stock (or other consideration into which the shares of Common Stock have been converted in connection with the Designated Event) calculated in accordance with the formula set forth below sufficient to pay the aggregate Purchase Price of all the Notes or portions thereof which are to be purchased as of the Purchase Date.  In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the transaction constituting a Designated Event, the type and amount of consideration that Holders of Notes will receive upon purchase will be deemed to be the weighted average of the type and amount of consideration received by holders of Common Stock as a result of such transaction.

The number of shares of Common Stock (or amount of other consideration) to be delivered upon purchase in connection with such a Designated Event shall be determined as follows:

Purchase Price
Applicable Settlement Value

The Company will not issue fractional shares of Common Stock (or transfer any fractional interests in any other consideration).  The Company shall pay cash for all fractional shares of Common Stock (or fractional interests in any other consideration) (calculated on an aggregate basis for Notes delivered for purchase by any Holder) based on the Applicable Settlement Value.

All shares of Common Stock that may be issued upon purchase of Notes shall upon issuance be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

If the Trustee or the Paying Agent holds shares of Common Stock (or other consideration) sufficient to pay the Purchase Price of a Note on the first Business Day following the Purchase Date in accordance with the terms hereof, then, immediately after the Purchase Date, the Note to be repurchased will cease to be outstanding, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the Holder shall terminate, other than the right to receive the Purchase Price upon delivery of the Note.

Section 5.04. Notes Purchased In Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 5.05. Covenant To Comply With Securities Laws Upon Repurchase of Notes. When complying with the provisions of this Article Five, and subject to any exemptions available under applicable law, the Company shall:

(a)           comply in all material respects with the applicable provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision and any other issuer tender offer rules) under the Exchange Act, as then applicable;

(b)            file the related Schedule TO (or any applicable successor schedule, form or report) if then required, or any other then required schedule, form or report, under the Exchange Act; and

(c)           otherwise comply with all federal and state securities laws.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of Article Five of the Second Supplemental Indenture, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under Article Five of the Second Supplemental Indenture.

Section 5.06. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or other property that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Purchase Price; provided however, that to the extent that the aggregate amount of cash or other property deposited by the Company pursuant to Section 5.03 of the Second Supplemental Indenture exceeds the aggregate Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date, then on the Business Day following the Purchase Date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Company. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

ARTICLE SIX
CONVERSION OF SECURITIES

Section 6.01. Right to Convert.

(a)           Subject to and upon compliance with the provisions of the Second Supplemental Indenture, a Holder shall have the right, at any time and from time to time, to convert any Note or any portion of the principal amount thereof which is an integral multiple of $1,000, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Rate in effect at the time of conversion at any time prior to the Close of Business on the Trading Day immediately preceding the Stated Maturity of the Notes, subject to prior redemption or repurchase of the Notes.   Except as provided in clause (b) below, upon any such conversion by a Holder, the Company shall pay to the Holder all accrued and unpaid interest to the date of conversion in cash.

(b)           Upon conversion of a Note during the period from the Close of Business on any Regular Record Date immediately preceding any Interest Payment Date to the Close of Business on the Business Day immediately preceding such Interest Payment Date, the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date with respect to the principal amount of the Notes or portions thereof being surrendered for conversion  on such Interest Payment Date rather than upon surrender of the Notes or portions thereof.

(c)           In the event any Notes are called for redemption in accordance with Article IV, a Holder may not convert such Notes at any time after the Close of Business on the second Business Day immediately preceding the Redemption Date fixed for redemption of such Notes or any portion thereof.

(d)           Subject to Sections 6.02, 6.03 and 6.04 of the Second Supplemental Indenture, each Note shall be convertible at the office of the Conversion Agent accompanied by a duly signed and completed Conversion Notice.

(e)           The rate at which shares of Common Stock shall be delivered upon conversion (the “Conversion Rate”) shall be initially 108.6956 shares of Common Stock for each $1,000 principal amount of Notes (equivalent to an initial conversion price of $9.20 per share of Common Stock), subject to adjustment, in certain circumstances, as provided in Section 6.08 of the Second Supplemental Indenture, and further subject to increase in certain circumstances, as provided in Section 6.07 of the Second Supplemental Indenture.

(f)           A Note in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Note shall not be converted.

(g)           If a Holder delivers a Conversion Notice to the Conversion Agent after the Company has delivered its irrevocable notice of redemption pursuant to Section 4.01 of this Second Supplemental Indenture, the Company shall pay to the Holder the amount provided for in Section 6.01(e), together with accrued and unpaid interest on the Notes, and the Make-whole Redemption Payment, if any, with respect to the Notes subject to the Conversion Notice payable in accordance with Section 4.02 of this Second Supplemental Indenture.

(h)           The shares of Common Stock received upon conversion of the Notes shall bear a restrictive legend indicating that such shares may not be sold or otherwise transferred prior to October 1, 2012 except under one of the following circumstances: (1) the Company provides an irrevocable notice of redemption pursuant to Section 4.01 of this Second Supplemental Indenture or (2) in any calendar quarter, the Closing Sale Price of the Common Stock is greater than 120% of the then current Conversion Price (initially $11.04 per share) for at least 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter.

Section 6.02. Conversion Procedures.

(a)           To convert a Note that is represented by a Certificated Note, a Holder must (1) complete and manually sign the Notice of Conversion or a facsimile of the Notice of Conversion on the back of the Note in substantially the form set forth in Exhibit A attached hereto (the “Conversion Notice”) and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, and (4) if required, pay all transfer or similar taxes.  To convert a Note represented by a Global Note, a Holder must convert by book-entry transfer to the Conversion Agent through the facilities of the Depository and otherwise comply with the provisions of clauses (3) and (4) above, if applicable.  The date on which the Holder satisfies all of the requirements is the “Conversion Date.”

(b)           No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 6.

(c)           If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.

(d)           Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the principal amount of the unconverted portion of the Notes surrendered without charge to such Holder unless the new Notes are to be registered in a name other than that in which the Notes were originally registered.

(e)           If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered for conversion on the next succeeding day that is a Business Day.

(f)           The Company has initially appointed the Trustee as Conversion Agent.  The Company may terminate the appointment of any Conversion Agent or appoint additional or other Conversion Agents.  Notice of any termination or appointment and of any change in the office through which any Conversion Agent will act shall be given in accordance with Section 17.03 of the Indenture.

Section 6.03. Settlement upon Conversion.

(a)           The Company shall satisfy its obligation to deliver shares of Common Stock at the Conversion Rate upon a conversion (the "Conversion Obligation") by delivery of a number of shares equal to (A) the aggregate principal amount of the Notes to be converted divided by $1,000, multiplied by (B) the then applicable Conversion Rate, plus cash for any fractional shares pursuant to Section 6.04 of the Second Supplemental Indenture

 (b)           The Company shall settle its Conversion Obligations as soon as practicable after delivery of the Conversion Notice to the Conversion Agent.

Section 6.04.  Fractional Shares.  The Company shall not issue a fractional share of Common Stock upon conversion of a Note.  The Company shall pay cash for all fractional shares of Common Stock (calculated on an aggregate basis for the Notes surrendered by a Holder for conversion) equal to such fraction multiplied by the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

Section 6.05.  Taxes on Conversion.  If a Holder converts a Note, the Company shall pay any taxes or duties relating to the issue or delivery of Common Stock upon conversion of the Note.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Common Stock is to be delivered in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 6.06. Reservation of Shares, Shares to be Fully Paid; Listing of Common Stock.

(a)           The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

(b)           All shares of Common Stock that may be issued upon conversion of Notes shall upon issuance be validly issued, fully paid and nonassessable by the Company and free from all taxes, liens, charges and encumbrances of any kind with respect to the issue thereof.

(c)           The Company shall, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of the Second Supplemental Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

(d)           As soon as reasonably practicable after taking any action which causes an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

Section 6.07. Adjustment to the Conversion Rate upon a Designated Event.

(a)           Subject to the terms and conditions of this Section 6.07, if a Designated Event occurs on or prior to January 1, 2011, and a Holder elects to convert its Notes in connection with such Designated Event, the Company shall increase the Conversion Rate for the Notes surrendered for conversion by a number of additional shares of Common Stock (the “Make-Whole Shares”), as described in this Section 6.07.  A conversion of Notes shall be deemed for the purposes of this Section 6.07 to be “in connection with” a Designated Event if such Notes are surrendered for conversion during the period commencing on the effective date of such transaction (the “Effective Date”) and ending on the Purchase Date in connection with such transaction, if applicable or, if there is no Purchase Date, ending on the 30th day following the Effective Date of such transaction.

If the Company fails to notify Holders as required by Section 5.01 of the Effective Date of any Designated Event within 15 calendar days of such Effective Date, the period during which Holders may surrender their Notes for conversion and receive the relevant Make-Whole Shares will be extended by the number of days that such notification is delayed or not otherwise provided to Holders beyond the specified notice deadline.

Notwithstanding the foregoing, no increase in the Conversion Rate shall be made in the case of any Designated Event if at least 90% of the consideration, excluding cash payments for fractional shares of Common Stock and cash payments made pursuant to dissenters’ appraisal rights, in a transaction otherwise constituting a Designated Event consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange, or will be so traded immediately following such transaction, and as a result of such transaction the Notes become convertible solely into such consideration.

(b)           The Company shall mail a notice to Holders and issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases no later than 20 days prior to the anticipated Effective Date for such Designated Event. The failure to deliver such notice or issue such press release shall not affect the validity of such transaction.

(c)           The number of Make-Whole Shares shall be determined by reference to the table below in (d)(ii) of this Section and shall be based on the Effective Date and the Applicable Price in connection with such Designated Event.

(d)           (i) The stock prices set forth in the first row of the table below (i.e., the column headers), shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted.  The adjusted stock prices will equal the Applicable Prices in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Applicable Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Make-Whole Shares will be subject to adjustment in the same manner as the Conversion Rate as set forth under Section 6.09 of the Second Supplemental Indenture.

(ii) The following table sets forth the number of Make-Whole Shares to be added to the Conversion Rate per $1,000 principal amount of Notes:

Effective Date	$ 8.00	$ 9.00	$ 10.00	$ 12.00	$ 14.00	$ 16.00	$ 18.00	$ 20.00	$ 25.00	$ 30.00	$ 40.00
January 1, 2008	16.3044	16.3044	16.3044	16.3044	16.3044	14.3518	12.2109	10.5973	7.8771	6.1171	3.6419
January 1, 2009	16.3044	16.3044	16.3044	16.3044	14.8834	12.1977	10.3050	8.9062	6.6171	5.2258	3.5945
January 1, 2010	16.3044	16.3044	16.3044	15.5399	11.9294	9.6354	8.0755	6.9529	5.1626	4.0916	2.8352
January 1, 2011	16.3044	16.3044	16.3044	11.5398	8.4967	6.7157	5.5785	4.7942	3.5819	2.8612	2.0031
January 1, 2012	16.3044	16.0038	11.2909	6.4155	4.3522	3.3647	2.8088	2.4439	1.8723	1.5135	1.0697
January 1, 2013	16.3044	2.4155	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e)           If the exact Applicable Price and Effective Date are not set forth in the table above, then:

(i)           if the actual Applicable Price is between two Applicable Prices in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Shares issued upon conversion of the Notes shall be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Applicable Prices and/or the earlier and later Effective Dates in the table, based on a 365-day year, as applicable;

(ii)           if the actual Applicable Price is equal to or in excess of $40.00 per share,  subject to adjustment as set forth in Section 6.07(d)(i) of the Second Supplemental Indenture, no Make-Whole Shares shall be issued upon conversion of the Notes; and

(iii)           if the Applicable Price is equal to or less than $8.00 per share, subject to adjustment as set forth in Section 6.07(d)(i) of the Second Supplemental Indenture, no Make-Whole Shares shall be issued upon conversion of the Notes.

(f)           Notwithstanding the foregoing, in no event shall the Company increase the Conversion Rate if the increase shall cause the Conversion Rate to exceed 125.0000 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 6.08(a)(1) through (a)(4) of the Second Supplemental Indenture.

Section 6.08. Conversion Rate Adjustments.

(a)           The Conversion Rate shall be adjusted for the following events:

(1)           The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0
where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date
CR1	=	the Conversion Rate in effect immediately after the Record Date
OS0	=	the number of shares of Common Stock outstanding at the Close of Business on the Record Date
OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

Such adjustment shall become effective immediately after the Record Date. If any dividend or distribution or subdivision or combination of the type described in this Section 6.08(a)(1) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution or subdivision or combination had not been declared.

(2)           The issuance to all holders of Common Stock of rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS0+X
OS0+Y
where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date
CR1	=	the Conversion Rate in effect immediately after the Record Date
OS0	=	the number of shares of Common Stock outstanding at the Close of Business on the Record Date
X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants
Y	=
the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Sale Prices of Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights or warrants

Such adjustment shall become effective immediately after the Record Date for such distribution.  In the event that such rights or warrants are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors.

(3)           The dividend or other distribution to all holders of Common Stock of shares of the Company’s Capital Stock (other than Common Stock) or evidences of the Company’s indebtedness, rights or warrants to purchase the Company’s securities, or the Company’s assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) or (5) below), in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0-FMV
where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date
CR1	=	the Conversion Rate in effect immediately after the Record Date
SP0	=	the Current Market Price
FMV	=
the fair market value (as determined in good faith by the Board of Directors), on the Record Date, of the shares of Capital Stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock

If the transaction that gives rise to an adjustment pursuant to this clause (3) is, however, one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary of the Company or other business unit of the Company (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on The New York Stock Exchange or any other national or regional securities exchange or market, then the Conversion Rate will instead be adjusted based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0
where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date
CR1	=	the Conversion Rate in effect immediately after the Record Date
FMV0	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which Ex-distribution trading commences with respect to such dividend or distribution on The  New York Stock Exchange or such other national or regional securities exchange or  market on which the Common Stock is then listed or quoted

MP0	=
the average of the Closing Sale Prices of Common Stock over the 10  consecutive Trading Days commencing on and including the third Trading Day after the date on which Ex-distribution trading commences with respect to such dividend or distribution on The New York Stock Exchange or such other national or regional securities exchange Ex-distribution trading or market on which Common Stock is  then listed or quoted

Such increase shall become effective immediately after the Record Date for such dividend or distribution. In the event that such dividend or distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.

(4)           Dividends or other distributions consisting exclusively of cash to all holders of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - C
where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date
CR1	=	the Conversion Rate in effect immediately after the Record Date
SP0	=	the Current Market Price
C	=	the amount in Cash per share the Company distributes to holders of Common Stock

Such adjustment shall become effective immediately after the Record Date for such dividend or distribution. In the event that such dividend or distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(5)           The Company or one or more subsidiaries of the Company make purchases of Common Stock pursuant to a tender offer or exchange offer (other than offers not subject to Rule 13e-4 under the Exchange Act) by the Company or a subsidiary of the Company for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	FMV + (SP1 x OS1)
OS0 x SP1
where,

CR0	=	the Conversion Rate in effect at the Close of Business on the expiration date
CR1	=	the Conversion Rate in effect immediately after the expiration date
FMV	=
the fair market value (as determined by the Board of Directors), on the expiration date, of the aggregate value of all Cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”)

OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) less any purchased shares
OS0	=	the number of shares of Common Stock outstanding at the expiration time, including any purchased shares
SP1	=	the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days commencing on the Trading Day immediately after the expiration date

An adjustment, if any, to the Conversion Rate pursuant to this Section 6.08(a)(5) shall become effective immediately prior to the opening of business on the Trading Day immediately following the “expiration date.”  In the event that the Company or a subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 6.08(a)(5) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 6.08(a)(5).

(b)           In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock.

(c)           Whenever any provision of the Second Supplemental Indenture shall require the calculation of an average of Closing Sale Prices over a span of multiple days, the Company shall in good faith make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period from which the average is to be calculated.

(d)           Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 6.08 of the Second Supplemental Indenture (and no adjustment to the Conversion Rate under Section 6.08 of the Second Supplemental Indenture will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 6.08 of the Second Supplemental Indenture, except as set forth in Section 6.08(e) of the Second Supplemental Indenture. If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights, except as set forth in Section 6.08(e) of the Second Supplemental Indenture. In addition, except as set forth in Section 6.08(e) of the Second Supplemental Indenture, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 6.08 of the Second Supplemental Indenture was made (including any adjustment contemplated in Section 6.08(e) of the Second Supplemental Indenture), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(e)           If a shareholders rights plan under which any rights are issued provides that each share of Common Stock issued upon conversion of Notes at any time prior to the distribution of separate certificates representing such rights shall be entitled to receive such rights, there shall not be any adjustments to the conversion privilege or Conversion Rate.  If prior to any conversion of a Note, the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, the Company’s assets, debt securities or rights as described in clause (a)(3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(f)           No adjustment shall be made in the Conversion Rate for any of the transactions described in this Section 6.08 if the Company makes provisions for Holders to participate in any such transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate.

(g)           Except in accordance with this Section 6.08, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. No adjustment to the Conversion Rate shall be made for a change in the par value or no par value of the Common Stock or any rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends.

(h)           Notwithstanding anything in this Section 6.08 to the contrary, the conversion rate as adjusted in accordance with this Section 6.08 shall not exceed 125.0000 shares per $1,000 principal amount of Notes, other than on account of proportional adjustments to the Conversion Rate in the manner set forth in clauses (a)(1) through (a)(4) of Section 6.08 of the Second Supplemental Indenture.

(i)           For purposes of Section 6.08(a)(1), (2) and (3) of the Second Supplemental Indenture, any dividend or distribution to which Section 6.08(a)(3) of the Second Supplemental Indenture is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by Section 6.08(a)(3) of the Second Supplemental Indenture with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 6.08 of the Second Supplemental Indenture with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the Close of Business on the Record Date.”

(j)           No adjustment shall be made to the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate; provided that any adjustments that are less than 1% of the Conversion Rate shall be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, shall be made (a) annually, on the anniversary of the first date of issue of the Notes and otherwise (b) (i) five Business Days prior to the Stated Maturity of the Notes or (ii) five Business Days prior to the Redemption Date or Purchase Date, unless such adjustment has already been made.

(k)           The Company may from time to time, to the extent permitted by law and subject to applicable rules of The New York Stock Exchange, increase the Conversion Rate of the Notes by any amount for any period of at least 20 days.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(l)           The Company may make such increases in the Conversion Rate, in addition to those set forth above, as the Company’s Board of Directors deems advisable, including to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(m)           For purposes of this Section 6.08, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(n)           In any case in which this Section 6.08 provides that an adjustment shall become effective immediately after (1) a Record Date for an event or (2) the “Expiration Date” for any tender or exchange offer pursuant to Section 6.08(a)(5) of the Second Supplemental Indenture (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Conversion Rate can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (x) issuing to the Holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such conversion, or cash in lieu thereof, by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion, or cash in lieu thereof, before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 6.04 of the Second Supplemental Indenture. For purposes of this Section 6.08(n), the term “Adjustment Event” shall mean:

(i)           in any case referred to in clause (1) hereof, the occurrence of such event, and

(ii)           in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

Section 6.09 Effect of Recapitalization, Reclassification and Changes to the  Common Stock.

If any of the following events occur:

(i)           any recapitalization,

(ii)           any reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination to which Section 6.08(a)(1) of the Second Supplemental Indenture applies),

(iii)           any consolidation, merger or combination involving the Company,

(iv)           any sale or conveyance to a third party of all or substantially all of the Company’s assets, or

(v)           any statutory share exchange,

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the right to convert a Note shall be changed into a right to convert such Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a share of Common Stock would have owned or been entitled to receive (the “Reference Property”) upon such transaction.  In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the type and amount of consideration that Holders of Notes would have been entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock. The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6.  If the Reference Property includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, consolidation, merger, combination, sale or conveyance, then the Company shall use commercially reasonable efforts to cause such supplemental indenture to be executed by such other Person and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article V herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 6.09, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such transaction, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at its address appearing on the Security Register for the Notes, within twenty (20) business days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 6.09 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and transfers.

If this Section 6.09 applies to any event or occurrence, Section 6.08 of the Second Supplemental Indenture shall not apply.

Section 6.10. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, and neither the Trustee nor the Conversion Agent shall be deemed to have any knowledge of any adjustments unless and until it has received such certificate.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 6.11. Company Determination Final. The Company shall be responsible for making all calculations called for hereunder and under the Notes. These calculations include, but are not limited to, the Conversion Date, the Current Market Value, the Conversion Price, the applicable Conversion Rate, and the number of shares of Common Stock, if any, to be issued upon conversion of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders. The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 6.12. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 6 should be made, how it should be made or what it should be nor shall the Trustee have any duty or responsibility to confirm or verify any calculation called for hereunder or under the Notes. The Trustee has no duty to determine whether a supplemental indenture under Section 6.09 of the Second Supplemental Indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article 6. Each Conversion Agent shall have the same protection under this Section 6.12 as the Trustee.

Section 6.13. Withholding Taxes for Adjustments in Conversion Rate. The Company may, at its option, set-off withholding taxes due with respect to Notes against payments of Cash and Common Stock on the Notes to the extent required by law. In the case of any such set-off against Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued at the Closing Sale Price of the Common Stock on the date of setoff.

ARTICLE SEVEN
LIMITATION ON SECURED DEBT

Section 7.01.  Other than Permitted Liens (as defined below), the Company shall not at any time have outstanding more than $20,485,000,000 principal amount of indebtedness for borrowed money secured on a first lien basis with its assets nor more than $4,000,000,000 principal amount of indebtedness for borrowed money secured on a second lien basis with its assets.  "Permitted Liens" for purposes hereof shall mean:

(a) liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with United States generally accepted accounting principles ("GAAP");

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like liens arising in the ordinary course of business;

(c) permits, servitudes, licenses, easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business or minor imperfections in title to real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its subsidiaries taken as a whole;

(d) leases, licenses, subleases or sublicenses of assets (including, without limitation, real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its subsidiaries taken as a whole and licenses of trademarks and intellectual property rights in the ordinary course of business;

(e) pledges or deposits made in the ordinary course of business or statutory liens imposed in connection with worker’s compensation, unemployment insurance or other types of social security or pension benefits or liens incurred or pledges or deposits made to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), statutory obligations, and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(f) liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Company or any of its subsidiaries or in connection with sales of accounts, payment intangibles, chattel paper or instruments;

(g) purchase money liens on property (other than shares of capital stock or indebtedness) existing at the time of acquisition (including acquisition through amalgamation, merger or consolidation) or to secure the payment of any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof or to secure indebtedness provided, or guaranteed, by a governmental authority to finance research and development, limited in each case to the property purchased (or developed) with the proceeds thereof;

(h) other than liens existing pursuant to the Credit Agreement and the Loan Documents (as defined therein), liens in existence on the Closing Date (as defined in that certain Note Purchase Agreement dated as of April 1, 2008 by and among the Company, Ford – UAW Holdings LLC, and the Subsidiary Guarantors named therein); provided that no such lien is spread to cover any additional property after the Closing Date and that  the amount of indebtedness for borrowed money secured thereby is not increased;

(i) liens on property or capital stock of a person at the time such person becomes a subsidiary of the Company; provided however, that such liens are not created, incurred or assumed in connection with, or in contemplation of, such other person becoming a subsidiary; provided further, however, that any such lien may not extend to any other property owned by the Company or any subsidiary of the Company;

(j) liens on property at the time the Company acquires the property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that such liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such liens may not extend to any other property owned by the Company or any subsidiary of the Company;

(k) any lien securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by any lien permitted by clause (g), (h), (i), (j), and (u) of this definition or this paragraph (k) without any change in the assets subject to such lien;

(l) any lien arising out of claims under a judgment or award rendered or claim filed, so long as such judgments, awards or claims do not constitute an event of default under the Credit Agreement;

(m) any lien consisting of rights reserved to or vested in any governmental authority by any statutory provision;

(n) liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;

(o) liens in favor of lessors pursuant to sale and leaseback transactions to the extent the disposition of the asset subject to any such sale and leaseback transaction is permitted under the Credit Agreement;

(p) liens under industrial revenue, municipal or similar bonds;

(q) liens on securities accounts (other than liens to secure indebtedness for borrowed money);

(r) statutory liens incurred or pledges or deposits made in favor of a governmental authority to secure the performance of obligations of the Company or any of its subsidiaries under environmental laws to which any assets of the Company or any such subsidiaries are subject;

(s) liens granted by the Company or any of its subsidiaries to a landlord to secure the payment of arrears of rent in respect of leased properties in the Province of Quebec leased from such landlord, provided that any such lien is limited to the assets located at or about such leased properties;

(t) servicing agreements, development agreements, site plan agreements and other agreements with governmental authorities pertaining to the use or development of any of the property and assets of the Company consisting of real property, provided the same are complied with; and

(u) liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of the Company; provided that the outstanding amount of all such obligations and liabilities shall not exceed $500,000,000 at any time.

ARTICLE EIGHT
MISCELLANEOUS PROVISIONS

Section 8.01.   The Second Supplemental Indenture is executed by the Company, and by the Trustee upon the Company’s request, pursuant to the provisions of Section 9.01 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes.  The Indenture, as supplemented and amended by the Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.  Notwithstanding the foregoing, to the extent that any of the terms of the Second Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of the Second Supplemental Indenture shall govern.

Section 8.02.    The Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.03.   The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company.  The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of the Second Supplemental Indenture or the due authorization and execution hereof by the Company.

Section 8.04.   The Second Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed and construed in accordance with the laws of said state, without regard to its principles of conflict of laws.

Section 8.05.    The Corporate Trust Office of the Trustee as on the date of the Second Supplemental Indenture is:

101 Barclay Street, Floor 8 West
New York, New York 10286
Attention: Corporate Trust Administration.

IN WITNESS WHEREOF, the parties hereto have caused the Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

FORD MOTOR COMPANY

By	/S/ Neil M. Schloss
Name: Neil M. Schloss
Title: Vice President and Treasurer

THE BANK OF NEW YORK

By	/S/ Mary LaGumina
Name: Mary LaGumina
Title: Vice President

Exhibit A

THIS SECURITY AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY, THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS ONE YEAR AFTER THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (D) FROM FORD – UAW HOLDINGS LLC (THE INITIAL HOLDER HEREOF) TO THE NEW VEBA (AS DEFINED HEREIN) OR (E)PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144, IF AVAILABLE, SUBJECT TO THE [TRUSTEE'S AND THE] COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO [IT][EACH OF THEM], AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER [IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY] IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY [AND THE TRUSTEE].  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.05 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY]1

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC” or the “Depository”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

1.            This legend applies only to a Global Note.

FORD MOTOR COMPANY
5.75% SENIOR CONVERTIBLE NOTE DUE 2013

__________________

CUSIP No. [              ]
ISIN US [                  ]

$3,334,000,000	No. 1

FORD MOTOR COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [                                 ], or registered assigns, the principal sum of [                                 ] ($[                       ]) on January 1, 2013, or such lesser amount as may be indicated on Schedule A hereto, unless earlier redeemed, purchased, repurchased or converted as herein provided, and to pay interest thereon from January 1, 2008, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 of each year, commencing July 1, 2008, at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment or converted.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest, which shall be December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  If interest or principal is payable on a day that is not a Business Day, the Company shall make the payment on the next Business Day, and no interest will accrue as a result of the delay in payment.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that each installment of interest on this Security may, at the option of the Company, be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the Security Register or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Security Registrar and shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to its principles of conflicts of laws.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Global Security to be signed by its Chairman of the Board, or its President, or one of its Executive Vice Presidents, or one of its Group Vice Presidents, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, or its Secretary or one of its Assistant Secretaries, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:

[Corporate Seal]

FORD MOTOR COMPANY

By:
Name:
Title:

By:
Name:
Title:

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
Name:
Title:

Dated:

[REVERSE SIDE OF NOTE]
Ford Motor Company

1.             Indenture

This Security is one of a duly authorized issue of securities of the Company, designated as its 5.75% Senior Convertible Notes due 2013 (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 30, 2002 (herein called the “Indenture”), between the Company and The Bank of New York (as successor trustee to JPMorgan Chase Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as supplemented by the Second Supplemental Indenture, dated as of January 1, 2008 (the “Supplemental Indenture”), between the Company and the Trustee, to which Indenture, the Supplemental Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is a Global Security of the series designated on the face hereof, initially limited in aggregate principal amount to $[                             ].  All terms used in this Global Security which are defined in the Indenture or the Supplemental Indenture shall have the meanings assigned to them in the Indenture or the Supplemental Indenture, as applicable.  In the event of any inconsistency between the Indenture and the Supplemental Indenture, the Supplemental Indenture shall govern.

The Company may, without the consent of the Holders hereof, issue additional securities having the same ranking and the same interest rate, maturity, conversion rate and other terms as the Securities.  Any additional securities will, together with the Securities, constitute a single series under the Indenture.  No additional securities may be issued as part of the same series if an Event of Default has occurred and is continuing with respect to the Securities.

2.             Paying Agent, Conversion Agent and Security Registrar

Initially, the Trustee will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

3.             Redemption at the Option of the Company

The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ prior notice given in the manner provided in the Indenture and the Supplemental Indenture on January 1, 2011 or on any Business Day thereafter at a redemption price equal to 100% of the principal amount to be redeemed together with (i) accrued and unpaid interest thereon, up to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the Close of Business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture and the Supplemental Indenture, and (ii) the Make-whole Redemption Payment, if any, payable in accordance with Section 4.02 of the Supplemental Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

4.             Repurchase at the Option of the Holder upon the Occurrence of a Designated Event

Subject to the terms and conditions of the Supplemental Indenture, if there shall have occurred a Designated Event, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for shares of Common Stock (or such other consideration into which the shares of Common Stock have been converted or exchanged in connection with such Designated Event) all or any portion of such Holder’s Securities not previously repurchased or called for redemption in integral multiples of $1,000 principal amount on a date selected by the Company as specified in Article Five of the Supplemental Indenture, at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest to, but not including, the Purchase Date, as set forth, and subject to satisfaction by or on behalf of the Holder of the requirements set forth, in Article Five of the Supplemental Indenture.

5.             Repurchase at the Option of the Holder upon a Change in Control

Subject to the terms and conditions of the Supplemental Indenture, if there shall have occurred a Change in Control, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all or any portion of such Holder’s Securities not previously repurchased or called for redemption in integral multiples of $1,000 principal amount on a date selected by the Company as specified in Article Five of the Supplemental Indenture, at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest to, but not including, the Purchase Date, as set forth, and subject to satisfaction by or on behalf of the Holder of the requirements set forth, in Article Five of the Supplemental Indenture.

6.             Conversion

Subject to the terms of the Supplemental Indenture, the Holder of this Security may, at any time and from time to time, convert this Security or any portion of the principal amount hereof that is in an integral multiple of $1,000 into shares of Common Stock at the Conversion Rate (initially 108.6956 shares of Common Stock for each $1,000 principal amount of Securities, subject to adjustment in certain instances as provided in Section 6.08 of the Supplemental Indenture, and further subject to increases in certain instances, as provided in Section 6.07 of the Supplemental Indenture) as provided in Article Six of the Supplemental Indenture.  The Conversion Rate for the Securities on any Conversion Date shall be determined as set forth in the Supplemental Indenture. Upon conversion of this Security, the Company shall, subject to the terms of the Supplemental Indenture, deliver the Common Stock within the time periods set forth in Section 6.03 of the Supplemental Indenture.

No fractional shares will be issued upon conversion of a Security; the Company shall deliver cash in lieu of any fractional share of Common Stock as provided in Section 6.04 of the Supplemental Indenture.

To convert a Security, a Holder must fulfill the conditions set forth in Section 6.02 of the Supplemental Indenture.

The Conversion Rate will be adjusted as set forth in Article Six of the Supplemental Indenture.

If a Holder delivers a Conversion Notice to the Conversion Agent after the Company has delivered its irrevocable notice of redemption pursuant to Section 4.01 of the Supplemental Indenture, the Company shall pay to the Holder the Make-whole Redemption Payment, if any, with respect to the Notes subject to the Conversion Notice payable in cash in accordance with Section 4.02 of the Supplemental Indenture.

The Common Stock received upon conversion of this Security shall bear a restrictive legend indicating that such shares may not be sold or otherwise transferred prior to October 1, 2012 except under one of the following circumstances: (1) the Company provides an irrevocable notice of redemption pursuant to Section 4.01 of the Supplemental Indenture or (2) if in any calendar quarter, the Closing Sale Price of the Common Stock is greater than 120% of the then current Conversion Price (initially $11.04 per share) for at least 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter.

7.             Event of Default

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared, or in certain cases become, due and payable in the manner and with the effect provided in the Indenture and the Supplemental Indenture.

8.             Amendment and Wavier

The Indenture and Supplemental Indenture permit, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of this series under the Indenture and the Supplemental Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of this series.  The Indenture and Supplemental Indenture also contain provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of this series, on behalf of the Holders of all Outstanding Securities of this series, to waive compliance by the Company with certain provisions of the Indenture and Supplemental Indenture and certain past defaults under the Indenture and Supplemental Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.  The Company and the Trustee may amend the Indenture and the Supplemental Indenture under certain circumstances without the consent of the Holders, as described in the Indenture and the Supplemental Indenture.

No reference herein to the Indenture or the Supplemental Indenture and no provision of this Security or of the Indenture or Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest, if any, on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

9.             Miscellaneous

As provided in the Indenture and subject to certain limitations therein set forth, particularly the limitation set forth in Section 2.05(b) of the Indenture, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

SCHEDULE OF CONVERSION, TRANSFERS OR EXCHANGES

Principal amount outstanding as of January 1, 2008: __________________

Thereafter, the following exchanges of a part of this Note in definitive form for an interest in another Note in definitive form, or exchanges of a part of another Note in definitive form for an interest in this Note in definitive form, or for Notes in Global form, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Security	Amount of increase in Principal Amount of this Security	Principal Amount of this Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

ASSIGNMENT FORM

To assign this Security, fill in the form below:

For value received the undersigned registered holder hereby sell(s) assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Security on the books of Ford Motor Company (the “Issuer”), with full power of substitution in the premises.

In connection with any transfer of the Securities prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), the undersigned confirms that such Security is being transferred:

☐	To a person reasonably believed by the transferor to be a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Rule 144 thereunder (if available); or

☐	In accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended; or

☐	To the Issuer or a subsidiary thereof; or

☐	From Ford - UAW Holdings LLC (the initial Holder) to the New VEBA (as defined in the Security); or

☐	To an Institutional Accreditied Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

☐
Pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Unless one of the boxes is checked, the Trustee or Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

CONVERSION NOTICE

Ford Motor Company
5.75% Senior Convertible Note due 2013
CUSIP No. [              ]
ISIN No. [                ]
To convert this 5.75% SENIOR CONVERTIBLE NOTE DUE 2013 issued by Ford Motor Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000 principal amount): $ ___________________________

If you want the stock certificate, if any, made out in another person’s name or the Cash paid to another person, fill in the form below (NOT FOR USE BY DTC PARTICIPANTS):

(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

and irrevocably appoint __________________________________________________ agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him or her.

USE THE FOLLOWING ONLY FOR GLOBAL BOOK ENTRY DTC PARTICIPANTS
Please designate your DTC Participant’s name and Participant Number and provide contact information below:
Name of DTC Participant: ____________________________________________
DTC Participant Number: _________________________
Client Reference No.( optional): _________________________________________
DTC Participant Contact Information
Name:  _________________________________________________________
Telephone No.:  ____________________________      Facsimile No.: ____________________________
Email: _______________________________________
Date: ___________________________________________

Your Signature: _____________________________________________
(Sign exactly as your name appears on the other side of this Security or as an authorized DTC Participant representative)
*Signature guaranteed by:____________________________________

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP), (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

 PURCHASE NOTICE UPON A DESIGNATED EVENT OR CHANGE IN CONTROL

Ford Motor Company
5.75% Senior Convertible Note due 2013
CUSIP No. [                  ]
ISIN No. [               ]

TO:	FORD MOTOR COMPANY
THE BANK OF NEW YORK

The undersigned registered owner of this 5.75% SENIOR CONVERTIBLE NOTE DUE 2013 hereby irrevocably acknowledges receipt of a notice from Ford Motor Company (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Securities upon the occurrence of a Designated Event or Change in Control, as the case may be, and requests and instructs the Company pursuant to Section 5.01 of the Supplemental Indenture to purchase the entire principal amount of this Security, or portion thereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture and the Supplemental Indenture at the price of 100% of the principal amount or proportional portion thereof, together with accrued and unpaid interest to, but not including, the Purchase Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Supplemental Indenture referred to in such Securities.  The Securities shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Supplemental Indenture.

Security Certificate Number (if applicable): _____________________________________

Principal amount to be purchased (if less than all): _______________________________

Social Security or Other Taxpayer Identification Number: __________________________

USE THE FOLLOWING ONLY FOR GLOBAL BOOK ENTRY DTC PARTICIPANTS

Please designate your DTC Participant’s name and Participant Number and provide contact information below:

Name of DTC Participant: ____________________________________________
DTC Participant Number: _________________________
Client Reference No.( optional): _________________________________________
DTC Participant Contact Information
Name:  _________________________________________________________
Telephone No.:  ______________________                         Facsimile No.: _______________________
Email: _______________________________________
Date:           _________________________________

Your Signature: _____________________________________________
(Sign exactly as your name appears on the other side of this Security or as an authorized DTC Participant representative)
*Signature guaranteed by: ________________________________________________

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP), (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.